Exhibit 4.16.1
PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED.
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE LIKELY TO CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.
REDACTED MATERIAL IS MARKED WITH [***].
PACKAGING AND SUPPLY AGREEMENT
BETWEEN
INDIVIOR UK LIMITED
AND
SHARP CORPORATION

PACKAGING AND SUPPLY AGREEMENT
This Packaging and Supply Agreement (the "Agreement") dated as of the date of last signature below (the "Effective Date"), is entered into by and between Sharp Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania having its principal office at 7451 Keebler Way, Allentown, Pennsylvania 18106 ("Sharp”) and lndivior UK Limited (CO No. 7183451), a corporation organized and existing under the laws of England and Wales having its registered address at 103-105 Bath Road, Slough, Berkshire SL1 3UH, United Kingdom ("Manufacturer").
WITNESSETH:
WHEREAS. Manufacturer desires to engage Sharp on an exclusive basis, to package and supply to Manufacturer the product(s) listed on Exhibit A in the Territories; and
WHEREAS, Sharp desires to accept such exclusive engagement under the terms and conditions set forth in this Agreement;
NOW, THEREFORE, in consideration of these premises and the covenants, agreements and stipulations hereinafter set forth, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.Definitions.
1.1"Applicable Law" shall mean the FDCA and all other laws, regulations, rules and guidelines promulgated by a Regulatory Authority relating to the packaging of the Products and the storage of the Products in the Territories, including, but not limited to, current Good Manufacturing Practices ("GMP") as specified in the United States Code of Federal Regulations, as amended from time to time, and similar applicable GMP requirements of other Regulatory Authorities.
1.2“Brand Image” shall have the meaning set forth in Section 8.1
1.3“Facilities” shall mean Sharp’s manufacturing facilities located at [***] (primary facility) and [***] (alternate facility) and/or any other facility as may be mutually agreed by the parties from time to time during the term.
1.4“FDA” shall mean the United States Food and Drug Administration, and any successor agency having substantially the same functions.
1.5“FDCA” shall mean the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 321 et seq., as amended from time to time.
1.6“Firm Order” shall mean a firm order as described in Section 4.2(b).
1.7"Forecast" shall have the meaning set forth in Section 4.2(a).
1.8"Manufacturing Carrier" shall mean a carrier identified by Manufacturer to ship Packaged Products upon receipt of them from Sharp in accordance with Section 5.2.
1.9“MHRA” shall mean the Medicines and Healthcare products Regulatory Agency.
1.10“Packaging Materials” shall mean the Primary Packaging Materials and the Secondary Packaging Materials.
1.11“Packaged Product(s)” shall mean the Products in packaged form.
1.12“Price” shall mean the price to be paid by Manufacturer to Sharp for the Packaged Products as set forth on Exhibit A and as may be adjusted in accordance with Section 5.1.
1.13“Primary Packaging Materials” shall mean the components and other materials utilized by Sharp in connection with the packaging of the Products supplied by Manufacturer.

1.14“Products” shall mean the products described on Exhibit A to be manufactured by or on behalf of Manufacturer and shipped in bulk to Sharp for storage, serialization, packaging and labeling. Upon the parties’ mutual written consent, the parties may from time to time during the Term amend Exhibit A to remove, add or substitute Products.
1.15“Purchase Order” shall have the meaning set forth in Section 4.2(b).
1.16“Regulatory Authority” shall mean any agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or any supranational organization of which any such country is a member that has the authority to regulate any aspect of the development, market approval, sale, distribution or use of the Product, the Packaging Materials or the Packaged Product in the Territories. The term “Regulatory Authority” shall include, without limitation, the FDA and MHRA.
1.17“Revised Purchase Order” shall have the meaning set forth in Section 4.2(b).
1.18“Secondary Packaging Materials” shall mean the components and other materials utilized by Sharp in connection with the packaging of the Products and supplied by Sharp on Manufacturer’s behalf.
1.19“Specifications” shall mean the specifications to be followed by Sharp in connection with obtaining and using the Packaging Materials and the storage, labeling and packaging of the Products and the storage and supply of the Packaged Products, which shall include standards of quality control, quality assurance and sanitation to be followed by Sharp. The Specifications are attached hereto as Exhibit B.
1.20“Start-Up Activities” shall have the meaning set forth in Section 3.1.
1.21“Territories” shall mean the countries listed on Exhibit C hereto. Exhibit C may be amended, from time to time, by mutual written consent of the parties.
1.22“Term,” “Initial Term” and “Subsequent Term” shall have the meanings set forth in Section 11.1.
1.23“Tooling” shall mean the tooling made for the packaging and labeling of the Products.
The definitions in this Section 1 shall apply equally to both the singular and plural forms of the terms defined. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Sections and Exhibits shall be deemed references to Sections of this Agreement and Exhibits to this Agreement unless the context shall otherwise require.
2.Nature of Engagement.
2.1Engagement. Manufacturer hereby engages Sharp, and Sharp hereby accepts Manufacturer's engagement, as Manufacturer's exclusive independent contractor to store, serialize, package and label the Products and store and supply the serialized Packaged Products in accordance with the terms and conditions of this Agreement. Manufacturer agrees that Sharp shall be the sole supplier of such services with respect to the Products and the Packaged Products on the terms set forth herein.
2.2Independent Contractor. Sharp shall be deemed an Independent contractor with respect to the terms and provisions of this Agreement and shall not in any respect act as an agent or employee of Manufacturer. All persons employed by Sharp in connection with the storage, labeling, packaging, control, and supply of the Products and the Packaged Products to Manufacturer shall be employees or agents of Sharp and under no circumstances shall Sharp or any of its employees or agents be deemed to be employees or agents of Manufacturer.
3.Start-Up Activities.
3.1[Reserved.]
3.2Purchase and Installation of Equipment, Molds and Tooling. Sharp shall be responsible for installing at its Facilities any and all new equipment, molds and/or modifications to existing equipment and molds necessary for the packaging and labeling of the Products and for preparing the Packaged Products for shipment, and all costs and expenses associated therewith; provided, however, that Manufacturer shall be responsible for the costs and expenses associated with the development and manufacturing of the Tooling. Sharp shall maintain and store the Tooling at the Facilities and shall retain all right, title and interest in and to the Tooling during and after the Term; provided, however that during the Term, Sharp shall use the Tooling only in connection with the packaging of Products for Manufacturer and shall not modify the Tooling without the consent of Manufacturer, such consent not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, in the event that the Agreement is terminated pursuant to Sections 11.2 or 13.2, Sharp shall, within thirty (30) days of the Effective Termination Date, transfer title of the Tooling to Manufacturer or one of Manufacturer's affiliated entitles, at Manufacturer's discretion. Notwithstanding any other language to the contrary in this Agreement, the parties agree that any Manufacturer-affiliated entity to whom title of the Tooling is transferred shall be deemed a third party beneficiary of this Agreement solely with respect to the preceding sentence and shall be entitled to rely upon and enforce the preceding sentence as though it were a party to this Agreement.
4.Agreement to Supply; Forecasts; Purchase Orders.
4.1Generally. During the Term, Sharp shall store, serialize, package and label the Products and store and supply to Manufacturer the serialized Packaged Products, all in accordance with the Specifications, Applicable Law, and the terms of this Agreement, and Manufacturer shall pay for the Packaged Products in accordance with Section 5 of this Agreement.
4.2Forecasts and Purchase Orders.
(a)Beginning on the date hereof and hereafter on or prior to the fifth day preceding each calendar month of the Term, Manufacturer shall provide Sharp with a twelve (12) month rolling forecast (each, a "Forecast") of Manufacturer's quantity and delivery date requirements for the Packaged Products.
(b)The first three (3) months of each Forecast shall constitute a firm order (“Firm Order") and shall be binding upon Manufacturer (whether or not Sharp receives a Purchase Order in connection with such three month period). For the purposes of ordering Secondary Packaging Materials and scheduling capacity, Manufacturer shall provide Sharp with purchase orders (each, a "Purchase Order") in connection with such three (3) month period for the Packaged Products to be supplied during such period, which shall specify the quantities and delivery dates for the Packaged Products for such period. Sharp shall ensure it has sufficient packaging materials necessary to package the volume of Product in the Firm Order. So long as the quantity and delivery date requirements set forth in the Purchase Orders during such three (3) month period are within a tolerance range of minus/plus ten percent (-10%/+10%) of the Firm Order (the "Tolerance Range"), Sharp shall respond with an order acknowledgment within five (5) business days. If the quantity und delivery date requirements set forth In the Purchase Orders are outside the Tolerance Range, or in the event that Manufacturer desires to subsequently amend a Purchase Order, then the parties shall cooperate in good faith to develop a mutually agreeable purchase order (a "Revised Purchase Order") at least thirty (30) days prior to the scheduled start of production; provided, however that in the event a Revised Purchase Order is not agreed upon by the parties, both parties shall be obligated to perform in accordance with the Firm Order, within the tolerances set forth in the Tolerance Range.
(c)Nothing printed or written on any Purchase Order or Sharp order acknowledgement or on any other similar form or document shall modify or expand either party's obligations under this Agreement. In the event of any inconsistency between the terms of any Purchase Order or Sharp order acknowledgement, on the one hand, and the terms of this Agreement, on the other hand, the terms of this Agreement shall prevail.
4.3Production Requirements. Subject to the terms of this Agreement, Sharp shall (a) devote the necessary production capacity to fulfill the quantity and delivery date requirements set forth in each confirmed Purchase Order, and (b) use commercially reasonable efforts to make available sufficient additional production capacity, subject to overtime charges, to support all Forecasts; provided, that the parties shall cooperate in good faith to reach a mutually agreeable accommodation with respect to Sharp's available production capacity in the event that a Forecast is exceeded.

4.4Manufacturer’s Supply Obligations. Sharp's obligations to fulfill any Purchase Order are subject to Manufacturer’s obligation to provide Sharp with the following items within the following time periods:
(a)At least five (5) weeks prior to Sharp's commencement of the production of the Packaged Products, any text, graphics or other artwork to be printed by Sharp on the Packaging Materials, all of which shall be in conformity with all Applicable Laws (the foregoing notwithstanding, the parties agree that with respect to the initial product launch, the parties will cooperate to commence production of the Packaged Products as expeditiously as practicable after receipt of FDA approval);
(b)At least four (4) weeks prior to Sharp's commencement of the production of the Packaged Products, any Packaging Materials that are to be supplied by Manufacturer;
(c)At least three (3) weeks prior to Sharp's commencement of the production of the Packaged Products, the lot and expiry information for the Products; and
(d)At least two (2) weeks prior to Sharp's commencement of the production of the Packaged Products, the Products.
4.5Storage Facilities; Inventory. Sharp agrees to provide adequate storage space for the Products and the Packaged Products. Sharp will maintain adequate inventories of materials on hand or with suppliers to accommodate variations in packaging that may be required by Manufacturer hereunder, including cold chain where required.
4.6Packaged Product Samples. Sharp shall provide Manufacturer with representative lot samples of Packaged Products and/or printed packaging component samples promptly upon request. Such Packaged Product samples shall be shipped to Manufacturer in accordance with the provisions set forth in Section 5.2.
5.Price; Payment; Shipping Instructions.
5.1Determination of Prices.
(a)The Price to be paid to Sharp by Manufacturer for the supply of the Packaged Products shall be as set forth on Exhibit A. The Price will not be increased prior to January 1, 2019 except as expressly set forth below. Thereafter, the Parties will review the Price on an annual basis. Sharp shall submit to Manufacturer revised pricing, reflecting increases or decreases in labor or Packaging Material costs for the upcoming year at least sixty (60) days prior to the date on which such increase or decrease shall become effective, along with documentation in reasonable detail to support such increase or decrease. Manufacturer and Sharp shall execute an amended Exhibit A to this Agreement to reflect the adjustment to the Price. Sharp may adjust the Prices set forth on Exhibit A before January 1, 2019 only if a change in Packaging Materials costs would cause the final price per unit of Packaged Product to increase by [***] percent ([***]%) or more, and Sharp shall adjust the Prices set forth on Exhibit A before January 1, 2019 if a change in Packaging Materials costs would cause the final price per unit of Packaged Product to decrease by [***] percent ([***]%) or more, with each such adjustment to be made in accordance with the following:
(i)Sharp shall be entitled to increase, and shall decrease, the Price for labor charges and any other costs incurred by Sharp as a result of any Revised Purchase Order, whether it relates to quantities expressed or delivery dale requirements; and
(i)In the event that the Packaging Materials cost increases, Sharp shall be entitled to increase the Price by the amount of the actual increase in such costs no more than once per calendar year. ln the event that the Packaging Materials cost decreases, Sharp shall decrease the Price by the amount of the actual decrease in such costs no less frequently than once per year.
(b)Prior to the commencement of any Subsequent Term, the parties shall negotiate in good faith the Price that shall apply to such Subsequent Term. The parties shall take into account in any such negotiations Sharp's production rates and costs of production as of the end of the then current Term.
(c)The Prices set forth on Exhibit A do not include use, consumption, or excise taxes of any taxing authority. The amount of such taxes, if any, will be added to the Price of the Packaged Products in effect at the time of shipment thereof and shall be reflected in the invoices submitted to Manufacturer by Sharp pursuant to Section 5.3. Manufacturer shall pay the amount of such taxes to Sharp in accordance with the payment provisions relating to shipments of Packaged Products set forth in Section 5.3.
5.2Shipping. Sharp shall arrange for the shipment of the Packaged Products in accordance with Manufacturer's instructions, all of which shipments shalt be made F.O.B., Sharp’s loading docks at the Facilities. For purposes of this Agreement, F.O.B. shall have the meaning ascribed thereto by the Uniform Commercial Code of the State of Delaware. Manufacturer shall provide Sharp with a list of the Manufacturer Carriers and Sharp shall schedule freight pick up by a Manufacturer Carrier, load the Manufacturer Carrier’s trailer and complete any necessary documentation relating thereto. Manufacturer shall pay outbound freight delivery costs.
5.3Invoices. Sharp shall submit invoices to Manufacturer for all shipments of Packaged Products hereunder upon delivery or such Packaged Products to the Manufacturer Carrier at the Facilities (which invoices shall be directed by Sharp personnel to Manufacturer’s Accounts Payable Department, or to such other persons, departments or locations as Manufacturer may instruct from time to time), and each invoice shall be payable within forty five (45) days of the date of such invoice.
5.4Risk of Loss. Title to all Packaged Products, all work in process to produce Packaged Products and/or any other property of Manufacturer, including Primary Packaging Materials, shall at all times remain with Manufacturer; provided, however, that when such Packaged Product or Product is in the possession of Sharp, Sharp shall not be liable for risk of loss or damage to any Packaged Product, any Product, any work in process to produce Packaged Products or any other property of Manufacturer, except in the case of negligence or willful acts or omissions by Sharp.
5.5Non-Conforming Packaged Products and Quantitative Defects. Manufacturer shall have the right, within sixty (60) days of Sharp's delivery of Packaged Products to the Manufacturer Carrier, to give Sharp written notice of rejection of the portion of such shipment of Packaged Products that fails to meet the Specifications or which otherwise breaches Sharp's warranties, covenants and obligations under this Agreement. Sharp, at its sole cost and expense, shall provide Manufacturer with any missing quantities and/or replace as soon as practicable any non-conforming Packaged Products. Manufacturer shall replace, to the extent necessary, applicable Products for such non-conforming Packaged Products and Sharp shall reimburse Manufacturer for its cost of replacing such Products, provided that Sharp's aggregate liability for such costs shall not exceed [***] Dollars (US$[***]) in the aggregate in any given year under this Agreement. Any claim of a non-conforming shipment must be made in writing to Sharp within the sixty (60) day period set forth above or it shall be deemed to have been waived by Manufacturer.
6.Quality Control; Access; Inspection; Samples.
6.1Modification of Specifications. The Specifications may not be modified or changed without the mutual written agreement of the parties.
6.2Storage Requirements. Sharp shall use the Products and the Packaging Material on a first in, first out basis and shall not use either the Products or the Packaging Material beyond the shelf life required under any Applicable Law.
6.3Notices Regarding Packaging Materials. Sharp shall promptly contact Manufacturer, c/o Manufacturer's Quality Assurance Department (or such other persons or departments as Manufacturer may instruct) in the event Sharp considers any current Packaging Material to be nonconforming with the Specifications or Applicable Law.
6.4Quality Tests and Checks. Sharp shall perform all in-process and finished product tests or checks necessary to assure the quality of the Packaged Products and any tests or checks required by the Specifications or Applicable Law. For purposes of this Agreement, such tests shall be considered routine and shall be performed at Sharp’s expense. All tests and test results shall be performed, documented and summarized by Sharp in accordance with the Specifications and Applicable Law. The parties hereto will negotiate in good faith any unanticipated burdens resulting from changes made to any Applicable Law after the date hereof.
6.5Production Codes; Records. For the period set forth in Section 6.9, Sharp shall maintain detailed records on Packaging Material usage and Packaged Product production, including code dates and shipping information relating to the Packaged Products, so that the Packaged Products can be traced in case of a recall. Sharp's Packaged Product records shall be sufficient such that Sharp shall be capable of responding to Packaged Product inquiries by

Manufacturer within twenty-four (24) hours of notification, including providing the code date and the location of the Packaged Products in question.
6.6Recalls; Withdrawals. Manufacturer shall have sole responsibility for initiating and managing any recall or withdrawal of the Packaged Products, and shall bear all costs and expenses relating thereto. At Manufacturer’s cost and expense, Sharp shall provide such assistance as Manufacturer may reasonably request in connection with any such withdrawal or recall. Upon receiving from any authority having jurisdiction any direction to withdraw or recall any Packaged Product from the market, the receiving party shall promptly notify the other party. Sharp shall have no liability with respect to any recall or withdrawal of Packaged Products except to the extent of Sharp's negligence or willful misconduct or breach of the warranties set forth in Section 7.1, in which case Sharp's liability shall be limited to [***].
6.7Maintenance of Facilities. In the event Sharp fails or anticipates it will fail to maintain the Facilities in accordance with the Specifications and all Applicable Laws, or in the event Sharp receives any notice from any Regulatory Authority with respect to its maintenance of the Facilities and only if such maintenance or notice effects the Products or Packaged Products, Sharp shall promptly notify Manufacturer, c/o Manufacturer’s Quality Assurance Department (or such other persons or departments as Manufacturer may instruct), provide copies of such notice to Manufacturer and, if such notice relates specifically to the Products or Packaged Products, provide a copy of Sharp's proposed response to such authority for review and comment by the Manufacturer before submission to such authority.
6.8Inspections and Audits. Manufacturer shall have access at reasonable times and with reasonable frequency to Sharp's Facilities for the purpose of conducting inspections of, performing quality control audits with respect to, or witnessing, the processing, storage or transportation of Products and Packaged Products or Packaging Materials, and Manufacturer shall have access at reasonable times and with reasonable frequency to the results of any tests relating to the Packaged Products performed by Sharp or at Sharp’s direction. Sharp shall use its reasonable efforts to ensure that Manufacturer has similar access to the facilities, data and records of Sharp's suppliers or agents. Such inspections, audits and visits shall be conducted by Manufacturer’s personnel upon reasonable notice and during normal business hours.
6.9Retention of Samples and Records. Sharp shall retain and, upon request at reasonable times and with reasonable frequency by Manufacturer, make available to Manufacturer, (i) copies of the quality control records maintained in accordance with Section 6.5 and otherwise in relation to the Packaged Products, (ii) copies of testing results of all the tests performed in relation to the Packaged Products, and (iii) samples of the Packaging Materials. All quality control and assurance records will be maintained by Sharp for one (1) year following the Packaged Product expiration date or such longer time period as may be required by Applicable Law.
6.10Government Inspections; Seizures and Recalls. If any Regulatory Authority makes an inspection at Sharp's premises, seizes Products or Packaged Products or requests a recall of Packaged Products, Sharp shall promptly notify Manufacturer’s Quality Assurance Department (or such other persons or departments as Manufacturer may instruct), and Sharp shall take such actions as may be required under the Specifications or as may be reasonably requested by Manufacturer; provided, however, that Sharp shall not be required to take any actions in contravention of any Applicable Law. Sharp shall promptly send duplicate reports relating to such inspections to Manufacturer c/o Manufacturer’s Quality Assurance Department (or such other persons or departments as Manufacturer may instruct).
6.11Legal and Regulatory Filings and Requests. Sharp and Manufacturer shall cooperate and be diligent in responding to all requests for information from, and in making all required filings, at Manufacturer’s expense, with any Regulatory Authority having jurisdiction to make such requests or require such filings. Sharp shall, at its own expense, obtain and comply with all licenses, consents, permits and regulations which may from time to time be required by an appropriate Regulatory Authority in the Territories listed on Exhibit C (as in effect on the Effective Date) with respect to the performance of its obligations hereunder. The parties agree that in the event additional Territories are added to Exhibit C, the parties wilt mutually agree the allocation of expenses incurred to obtain and comply with any licenses, consents, permits or regulations with respect thereto.
6.12[Reserved.]

6.13Complaints. In connection with any Packaged Product complaints forwarded by Manufacturer to Sharp, Sharp shall promptly conduct an investigation of such complaint (including reviewing its records) detailing the description of the event, root cause, and corrective actions, at no additional cost to Manufacturer.
7.Warranties; Limitation on Liability.
7.1General Warranties. Sharp warrants that (a) the Products shall be stored, processed, packaged and labeled in accordance with the Specifications and all Applicable Laws; (b) the Packaged Products furnished by Sharp to Manufacturer under this Agreement (i) shall be of the quality specified in, and shall conform with, the Specifications and any Applicable Law, (ii) shall be stored and supplied in conformity with the Specifications and any Applicable Law, and (iii) shall not contain any material provided by or on behalf of Sharp, which material has not been used or stored in accordance with the Specifications and any Applicable Law; (c) it will not introduce any materials not provided for in the Specifications that would cause the Packaged Products to be adulterated within the meaning of Section 501 of the FDCA; (d) the Packaged Products shall not be misbranded within the meaning of the FDCA (except with respect to misbranding resulting from the Specifications, for which Manufacturer shall bear responsibility); and (e) it does not have any obligations, contractual or otherwise, to any third party that would prohibit Sharp from entering into this Agreement and that prior to supplying Packaged Products to Manufacturer, Sharp will have received all necessary licenses (including, but not limited to, licenses under any patents applicable to Sharp's packaging processes) to package and supply Packaged Products. Any claim for breach of warranty under paragraphs (a) through and including (d) that is not brought within the one (1) year of the delivery of the applicable Packaged Product shall be deemed to have been waived by Manufacturer.
7.2Disclaimer; Limit of Liability. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT TO THE CONTRARY, (A) THE WARRANTIES WITH RESPECT TO THE STORING, PACKAGING, LABELING AND DELIVERY OF THE PRODUCTS AND THE PACKAGED PRODUCTS STATED IN THIS ARTICLE 7 ARE IN LIEU OF ALL OTHER WARRANTIES OF SHARP, ORAL OR WRITTEN, EXPRESSED OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, (B) IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY FOR ANY EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON CONTRACT, TORT, STRICT LIABILITY OR ANY OTHER THEORY OR FORM OF ACTION IN CONNECTION WITH THIS AGREEMENT AND (C) THE OBLIGATIONS OF SHARP SET FORTH IN SECTION 5.5 TO REPLACE NONCONFORMING PACKAGED PRODUCTS AND REIMBURSE MANUFACTURER'S COSTS, AND, IN SECTION 6.6 WITH RESPECT TO RECALLS, SHALL BE, AS APPLICABLE, MANUFACTURER'S EXCLUSIVE REMEDIES FOR NONCONFORMING PACKAGED PRODUCTS.
8.Intellectual Property Rights.
8.1Intellectual Property Rights of Manufacturer; Grant of License. Sharp acknowledges and agrees that Manufacturer possesses sole and exclusive right, title and interest in and to the Specifications, any and all dies, molds, printing plates and other equipment or supplies provided or paid for by Manufacturer for use by Sharp in connection with processing, labeling and packaging of the Products, any know-how relating to the design and manufacture of the Products and any components thereof, and any and all intellectual property rights, including any patent rights, related to any of the foregoing and any and all modifications and improvements thereof (including any developed or suggested by Sharp). All right, title and interest in and to any trademarks, trade names, slogans, logos, copyrights, trade dress, know-how and goodwill associated with the Products and the Packaged Products ("Brand Image") and all rights to any improvements or modifications to the Brand Image (including any developed or suggested by Sharp) are and shall remain owned solely by Manufacturer. Manufacturer hereby grants to Sharp a non-exclusive, royalty-free license to use the Brand Image as may be necessary for Sharp's fulfillment of its services in accordance with this Agreement (including in accordance with the Specifications) during the Term. Except as set forth in the immediately preceding sentence, Sharp shall have no other rights to use the Brand Image and Specifications.
8.2Ownership of Other Property. Except as provided in Section 8.1, all right, title and interest in and to (i) any and all dies, molds, printing plates and other equipment or supplies owned by Sharp, and any and all methods or processes used by Sharp in connection with processing, labeling and packaging of the Products, and (ii) any and all modifications or improvements to any of the foregoing, are and shall remain owned solely by Sharp (including any developed or suggested by Manufacturer). Nothing in this Agreement shall be construed to grant to Manufacturer any right to any trademark, trade name, copyright, patent or other proprietary technology or know-how owned by Sharp.

9.Indemnification.
9.1Sharp’s Indemnification of Manufacturer. Sharp shall defend, indemnify and hold Manufacturer and its subsidiaries and affiliates and their officers, directors and employees (each, a "Manufacturer Indemnified Party") harmless from and against any and all losses, liabilities, damages, claims for damages, suits, recoveries, judgments or executions resulting from a third party claim (including reasonable attorneys' fees and expenses) (collectively, "Damages") that may be incurred by any Manufacturer Indemnified Party arising out of or on account of: (i) any willful misconduct, negligent or reckless act or omission on the part of Sharp or its officers, directors, employees or agents in connection with the storage, labeling or packaging of the Products or the Packaged Products pursuant to this Agreement; (ii) any breach by Sharp of any of its covenants, agreements, representations and/or warranties set forth herein; or (iii) any claim that the dies, molds, printing plates and other equipment or supplies, and any and all methods or processes, in each case, used by Sharp in connection with processing, labeling and packaging of the Products infringes the proprietary rights of another person or entity.
9.2Manufacturer’s Indemnification of Sharp. Manufacturer shall defend indemnify and hold Sharp and its affiliated companies and the officers, directors and employees thereof (each, a “Sharp Indemnified Party") harmless from and against any and all Damages that may be incurred by any Sharp Indemnified Party arising out of or on account of: (i) the possession, sale, use or consumption of the Products or Packaged Products or any other product of Manufacturer (except lo the extent arising out of or on account of any willful misconduct, negligent or reckless act or omission on the part of Sharp or its officers, directors, employees or agents in connection with the storage, labeling or packaging of the Products or the Packaged Products, or any breach by Sharp of any of its covenants, agreements, representations and/or warranties set forth herein); (ii) Manufacturer's supply of Products to Sharp under this Agreement; (iii) any breach by Manufacturer of any of its covenants, agreements, representations and/or warranties set forth herein; (iv) any willful misconduct, negligent or reckless act or omission on the part of Manufacturer in connection with its performance pursuant to this Agreement; or (v) any claim that the Brand Image, the Products, the Packaged Products or any other product of Manufacturer, or any claim that Sharp's use of the Covectra software in performance of its obligations hereunder, infringes the proprietary rights of another person or entity.
9.3Indemnification Procedure. In the event any claim is asserted or any suit or action is brought against either party for which the other party may be required to indemnity such party under this Article 9, the party to be indemnified will promptly notify the indemnifying party of such claim or suit. Upon receipt of such notice, the indemnifying party shall at its expense undertake the defense of such suit or the settlement of any such claim. No settlement may be made without the consent of both parties, which consent shall not be unreasonably withheld. The indemnified party shall have the right to retain its own counsel at its own expense.
9.4Survival. The indemnification obligations set forth in this Section 9 shall survive the expiration or termination of this Agreement.
10.Insurance.
Sharp shall acquire and maintain at its sole cost and expense throughout the Term hereof and for a period of two (2) years after termination: (i) Statutory Worker's Compensation Insurance and Employer's Liability Insurance; (ii) general liability insurance of not less than [***] dollars ($[***]) per occurrence, and [***] dollars ($[***]) in the aggregate covering the physical loss or damage to Primary Packaging Materials, Products and Packaged Products while at the Facilities or under Sharp's control; and (iii) Products Liability, Bodily Injury and Property Damage Insurance with a combined single limit of not less than [***] dollars ($[***]) per occurrence, and [***] dollars ($[***]) in the aggregate. Sharp shall furnish Manufacturer "Certificates of Insurance" issued by such companies for all insurance required hereunder. The existence of such insurance is not to be construed as a limitation of Sharp's liability hereunder.
11.Term; Termination.
11.1Initial Term; Term. The initial term of this Agreement shall be for a period of three (3) years, beginning on the Effective Date and terminating on the third anniversary of the Effective Date (the "Initial Term"). This Agreement may be extended for additional one-year periods (such additional periods are each a "Subsequent Term," and collectively with the Initial Term, the "Term") by mutual written agreement reached by the parties not later than 180 days prior to the end of the Initial Term or any Subsequent Term. The Term shall end upon the expiration of this Agreement or its earlier termination as set forth herein.

11.2Termination. This Agreement may be terminated upon the occurrence of any of the following:
(a)The parties may terminate this Agreement by mutual written consent at any time by providing 36 months advance written notice to the other party;
(b)Either party may terminate this Agreement by giving thirty (30) days written notice to the other party in the event the other party has breached any representation, warranty or obligation contained in this Agreement and/or has defaulted in the performance of any of its duties or obligations hereunder in any material respect and such breach or default has not been remedied within thirty (30) days after written notice of the breach or default has been received;
(c)Either party may terminate this Agreement if a voluntary petition in bankruptcy should be filed by the other party under the United States Bankruptcy Code, if an involuntary petition under the United States Bankruptcy Code should be filed against the other party, or if a receiver should be appointed for the other party or its property;
(d)Either party may terminate this Agreement pursuant to Section 13.2.
11.3Effect of Expiration or Termination.
(a)The expiration or termination of this Agreement shall not release either party from any of its obligations accrued prior to the effective date of termination, and each party shall remain responsible for the performance of its respective obligations and agreements which are expressly stated to be obligations which survive the termination of this Agreement. Furthermore, the rights to terminate provided for hereinabove are in addition to any other right, remedy, or election either party may have hereunder or at law or in equity.
(b)Within ninety (90) days of the effective date of the expiration or termination of this Agreement for any reason, Manufacturer shall purchase at Sharp's cost any Packaging Materials that Sharp has purchased exclusively for Manufacturer in accordance with this Agreement for the production of the Packaged Products.
(c)Upon the effective date of expiration or termination of this Agreement, Sharp shall immediately deliver to Manufacturer or its designee all Products, and all text, graphics and other artwork and Packaging Materials purchased or provided by Manufacturer. Sharp shall also deliver to Manufacturer or its designee all Packaged Products produced hereunder, and shall invoice Manufacturer therefor in accordance with the terms of Section 5.3.
(d)Upon the effective date of expiration or termination of this Agreement, Sharp shall, except as may be necessary to otherwise comply with its obligations under this Agreement, (i) cease to use the Specifications, dies, molds, printing plates and other equipment or supplies provided or paid for by Manufacturer for use in connection with processing, labeling and packaging of the Products, any trademarks, patents, trade secrets, know-how or other intellectual property of Manufacturer in any manner whatsoever, and (ii) cease to use the Confidential Information of Manufacturer, and at Manufacturer's request, return or destroy all copies of such Confidential Information and all related material in its possession and confirm to Manufacturer in writing that it has complied with this provision; provided that Sharp shall retain one copy of such Confidential Information for archival purposes.
(e)Upon the effective date of expiration or termination of this Agreement, the Tooling Agreement shall terminate and all amounts not yet fully amortized thereunder shall become immediately due and payable by Manufacturer to Sharp and all right, title and Interest to the Tooling shall immediately pass to and vest in Manufacturer upon the making of such payment in accordance with the Tooling Agreement.
11.4No Prejudice. The termination of this Agreement as provided in this Section 11 shall be without prejudice to any rights or remedies of the parties already accrued, including without limitation remedies for breach.

12.Confidentiality.
(a)Confidentiality. Sharp and Manufacturer agree to keep secret and confidential any and all information of the other party ("Confidential Information") disclosed by the other party hereunder or through any prior disclosure and not to disclose such Confidential Information to any person or entity, except (i) to employees of each party having a need to know the information in order to fulfill such party’s obligations hereunder; or (ii) as reasonable requested by an applicable Regulatory Authority. The parties shall use the Confidential Information solely for the purpose of carrying out the obligations contained in the Agreement. The obligations imposed by this Section shall not apply to any Confidential Information:
(i)that, at the time of disclosure, is in the public domain;
(ii)that, after disclosure, becomes part of the public domain by publication or otherwise, through no fault of the receiving party;
(iii)that, at the time of disclosure, is already in the receiving party's possession, except through prior disclosure by the disclosing party, and such possession can be properly documented by the receiving party in its written records, and was not made available to the receiving party by any person or party owing an obligation of confidentiality to the disclosing party;
(iv)that is rightfully made available to the receiving party from sources independent of the disclosing party;
(v)that is required to be disclosed in the course of litigation or other legal or administrative proceedings; provided that in all such cases the party receiving the Confidential Information shall, to the extent permitted, give the other party prompt written notice of the pending disclosure and shall cooperate in such other party’s attempts, at such other party's sole expense, to seek an order maintaining the confidentiality of the Confidential Information; or
(vi)that is required to be disclosed by Applicable Laws; provided that in all such cases the party receiving the Confidential Information shall, to the extent permitted, give the other party prompt written notice of the pending disclosure and shall cooperate in such other party’s attempts, at such other party's sole expense, to seek an order maintaining the confidentiality of the Confidential Information.
(b)Survival. The obligation of confidentiality and nonuse set forth in this Article 12 shall survive for a period of ten (10) years beyond the termination or expiration of this Agreement.
(c)Ownership of Confidential Information. Confidential Information shall remain the exclusive property of the disclosing party. In no event shall any of either party’s Confidential Information, technology, know-how, intellectual property (or rights thereto) become the property of the other party.
(d)Neither party shall release to any third party any non-public information with respect to the terms of this Agreement without the prior written consent of the other party.
13.Miscellaneous.
13.1Authority to Enter Into Agreement. Each party represents and warrants that it is authorized to enter into this Agreement and that in so doing it is not in violation or the terms and conditions of any contract or other agreement to which it may be a party.
13.2Force Majeure. Performance under this Agreement shall be excused to the extent prevented or delayed by any event or circumstance, which is beyond the reasonable control of the party whose performance is to be excused hereunder, including but not limited to fire, flood, explosion, unavoidable breakdown of machinery, widespread product tampering by third parties, changes to governmental acts or regulations, war, labor difficulties, shortages or unavailability of materials, or any act of God. The party affected shall promptly notify in writing the non-affected party of the event of force majeure and the probable duration of the delay. Any delay caused by an event of force majeure shall toll the Term, which shall be extended by the length thereof. In the event the probable duration of the force majeure event is expected to prevent performance by one party for more than eight (8) weeks, the other party shall have the right to terminate this Agreement.
13.3Public Announcements. The parties agree to determine jointly the contents of any public announcement informing the public about the existence of this Agreement between the parties and, except as may be required by law or the rules of any national securities exchange, neither party shall issue or cause the issuance of any such public announcement without the express prior written approval of an executive officer of each party.

13.4Amendments. This Agreement may not be modified, amended or altered except pursuant to a written instrument signed by both parties.
13.5Governing Law; Venue. This Agreement is made subject to the laws of the State of Delaware, without reference to principles of conflicts of laws. Each party agrees that suit may be instituted at the U.S. District Court in Delaware or in the Delaware State Courts and each waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against a party if given as provided in Section 13.7. Nothing contained herein shall prevent or delay either party from seeking, in any court of competent jurisdiction in Delaware, specific performance or other equitable remedies in the event of any breach or intended breach by the other party of any of its obligations hereunder.
13.6Assignment. Sharp shall not assign, transfer, convey, or pledge this Agreement or any interest herein in whole or part (including, but not limited to, any transfer by operation of law) without the prior written approval of Manufacturer. Manufacturer shall have the right to assign any or all off its rights or obligations under this Agreement without the consent of Sharp; provided however that Manufacturer shall not assign, transfer, convey or pledge this Agreement in whole or part (including, but not limited to, any transfer by operation of law) to any third party whose primary business is the provision of contract packaging services without the prior written approval of Sharp. In the event of a permitted assignment hereunder, the assigning party shall continue to be bound by all pre-existing obligations under this Agreement, including all obligations of confidentiality and non-disclosure.
13.7Notice. Any and all notices permitted or required to be given hereunder will be deemed duly given: (a) upon actual delivery, if delivery is by hand; (b) three (3) business days after delivery into the official mail, if delivery is by postage paid registered or certified return receipt request mail; (c) one business day after delivery to an overnight carrier, if delivery is made by overnight carrier guaranteeing next business day delivery; or (d) upon receipt of evidence of successful transmission, if delivery is by facsimile. Each such notice shall be sent to the respective party at the address of facsimile number indicated below or at any other address as the respective party may designate by notice delivered pursuant hereto.

If to Manufacturer:

Indivior UK Ltd
215 Bath Road
Slough SL1 4AA
UK

Attention: Chief Supply Officer and Asst. General Counsel
Telecopier Number: [***]

-and-

Indivior Inc.
10710 Midlothian Turnpike, Suite 430
Richmond, Virginia 23235
Attn: Chief Legal Officer

If to Sharp:

SHARP CORPORATION
7451 Keebler Way
Allentown, Pennsylvania 18106
Attention: CFO
Telecopier Number: [***]

13.8Entire Agreement. This Agreement, including all Exhibits attached hereto and made a part hereof contains the entire understanding of the parties, superseding in all respects any and all prior oral or written agreements or understandings pertaining to the subject matter hereof; and shall be amended or modified only by written agreement executed by the parties hereto.
13.9Severability. If and to the extent that any court of competent jurisdiction holds any provision or part of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.
13.10Waiver. A waiver by either party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future.
13.11Headings. Headings in this Agreement are included for ease of reference only and have no legal effect.
13.12Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
{signatures follow on the next page}

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed in their respective names and on their behalf, as of the date first above written.

INDIVIOR UK Limited		SHARP CORPORATION
By:	/s/ Frank Stier	By:	/s/ Jeff Benedict
Name:	Frank Stier	Name:	Jeff Benedict
Title:	Chief Supply Officer	Title:	Senior Vice President
Date:	23 August 2017	Date:	September 7, 2017

EXHIBIT A
PRODUCTS / PRICES
1. MSA PRICING SMALL POUCH
All purchases shall be made F.O.B. Sharp’s dock. Subject to the adjustments described in Section 5.1, and as offered on the attached quotations, the Prices are as follows:

Product	Sharp Design	Price Per 1000
RBP 6000
Overtime Labour Charges
Project Description Summary
1. Customer to supply bulk products for specialty packaging
2. Sharp Packaging Solutions to provide full service packaging
3. Sharp Packaging Solutions to prepare finished packed goods ready for shipment
Pricelist
Pricing is per finished carton (kit), each with one pouch containing [***].

Product	Price Per Unit	Lot Size	Campaign	Yearly Volume
[***]	[***]	[***]	[***]	[***]
The foregoing pricing will be subject to modification (whether a decrease or increase in price) as a result of any Manufacturer-approved changes to the kit size volume.
Annual Volumes > [***] – [***]% Rebate
For kits of Packaged Product delivered by Sharp to Manufacturer in any calendar year during the Term which in the aggregate exceed [***] kits, Sharp shall apply a rebate ("Annual Order Quantity Rebate") based on the percentages below against the lowest Price per kits of Packaged Product constituting such aggregate.
The application of the Annual Order Quantity Rebate shall be applied as set forth below. In 2018 through 2021, if the annual volume of delivered kits of Packaged Product exceeds [***] kits, Sharp will rebate to Manufacture no later than February 1 of the follow year an Annual Order Quantity Rebate equal to [***] percent ([***]%) of the Price per kit, based on the lot size and campaign, for the volume of Packaged Product delivered in each preceding applicable year.
For example, if the Manufacturer orders [***] kits of [***], with a Lot Size of [***] kits and Campaign of [***] kits, at a price of $[***] per kit, the total cost would be $[***]. Sharp will rebate to Manufacturer [***] percent ([***]%) of the aggregate total, equalling $[***], reducing the price per kit to $[***].
Annual Volumes > [***] – [***]% Rebate
For kits of Packaged Product delivered by Sharp to Manufacturer in any calendar year during the Term which in the aggregate exceed [***] kits, Sharp shall apply a rebate ("Annual Order Quantity Rebate") based on the percentages below against the lowest Price per kits of Packaged Product constituting such aggregate.
In 2018 through 2021, if the annual volume of delivered kits of Packaged Product exceeds [***] kits, Sharp will rebate to Manufacture no later than February 1 of the follow year an Annual Order Quantity Rebate equal to [***] percent ([***]%) of the Price per kit, based on the lot size and campaign, for the volume of Packaged Product delivered in each preceding applicable year.
For example, if the Manufacturer orders [***] kits of [***], with a Lot Size of [***] kits and Campaign of [***] kits, at a price of $[***] per kit, the total cost would be $[***]. Sharp will rebate to Manufacturer [***] percent ([***]%) of the aggregate total, equalling $[***], reducing the price per kit to $[***].

Annual Volumes > [***] – [***]% Rebate
For kits of Packaged Product delivered by Sharp to Manufacturer in any calendar year during the Term which in the aggregate exceed [***] kits, Sharp shall apply a rebate ("Annual Order Quantity Rebate") based on the percentages below against the lowest Price per kits of Packaged Product constituting such aggregate.
In 2018 through 2021, if the annual volume of delivered kits of Packaged Product exceeds [***] kits, Sharp will rebate to Manufacture no later than February 1 of the follow year an Annual Order Quantity Rebate equal to [***] percent ([***]%) of the Price per kit, based on the lot size and campaign, for the volume of Packaged Product delivered in each preceding applicable year.
For example, if the Manufacturer orders [***] kits of [***], with a Lot Size of [***] kits and Campaign of [***] kits, at a price of $[***] per kit, the total cost would be $[***]. Sharp will rebate to Manufacturer [***] percent ([***]%) of the aggregate total, equalling $[***], reducing the price per kit to $[***].
Packaging Materials

Component	Specifications	Supplied By
[***]	[***]	[***]
Detailed Packaging Process Description (Optional):
[***]
Extras
Lot Charge: $[***] per lot
Project Management Fee: $[***]
Cold Chain Controlled Drug Pallet Storage: $[***] per month per pallet
Validation
Validation cost including Serialization: $[***]
Price includes
Labour, Sharp supplied components, pallet handling, engineering, project management, line clearance including cleaning and batch change overs.
Price excludes
Bulk product, retain sample storage, analytical testing costs, and transportation.
Supplied by Customer
MSDS, Melamine and TSE/BSE statement on the bulk product.
Bulk products to Packaging Site, accompanied with Certificate Of Analysis and shipment list stating exact amount of bulk per container.

2. MSA PRICING LARGE POUCH
Project Description Summary
1. Customer to supply bulk products for specialty packaging
2. Sharp Packaging Solutions to provide full service packaging
3. Sharp Packaging Solutions to prepare finished packed goods ready for shipment
Pricelist
Pricing is per finished carton (kit), each with one pouch containing [***].

Product	Price Per Unit	Lot Size	Campaign	Yearly Volume
[***]	[***]	[***]	[***]	[***]
In case other bulk specifications and primary & secondary packaging specifications, or supplier prices, differ as opposed to the costs included in our calculations, prices will be re-calculated for that specific SKU. In this case a new pricelist will be provided for that SKU.
Packaging Materials

Component	Specifications	Supplied By
[***]	[***]	[***]
Detailed Packaging Process Description (Optional):
[***]
Extras
Lot Charge: $[***] per lot
Project Management Fee: $[***]
Cold Chain Controlled Drug Pallet Storage: $[***] per month per pallet
Validation
Validation cost including Serialization: $[***]
Price includes
Labour, Sharp supplied components, pallet handling, engineering, project management, line clearance including cleaning and batch change overs.
Price excludes
Bulk product, retain sample storage, analytical testing costs, and transportation.
Supplied by Customer
MSDS, Melamine and TSE/BSE statement on the bulk product.
Bulk products to Packaging Site, accompanied with Certificate Of Analysis and shipment list stating exact amount of bulk per container.

3. MULTISTEP LAUNCH BUILD
Project Description Summary
1. Customer to supply bulk products for specialty packaging
2. Sharp Packaging Solutions to provide full service packaging
3. Sharp Packaging Solutions to prepare finished packed goods ready for shipment
Pricelist
Item One Primary WIP Pouches

Product	Price Per Unit	Lot Size	Campaign	Yearly Volume
[***]	[***]	[***]	[***]	[***]
In case other bulk specifications and primary & secondary packaging specifications, or supplier prices, differ as opposed to the costs included in our calculations, prices will be re-calculated for that specific SKU. In this case a new pricelist will be provided for that SKU.
Packaging Materials

Component	Specifications	Supplied By
[***]	[***]	[***]
Detailed Packaging Process Description (Optional):
[***]
Pricelist
Item Two WIP Pouches to Finished goods

Product	Price Per Unit	Lot Size	Campaign	Yearly Volume
[***]	[***]	[***]	[***]	[***]
In case other bulk specifications and primary & secondary packaging specifications, or supplier prices, differ as opposed to the costs included in our calculations, prices will be re-calculated for that specific SKU. In this case a new pricelist will be provided for that SKU.

Component	Specifications	Supplied By
[***]	[***]	[***]
Detailed Packaging Process Description:
[***]
Pricelist
Item Three Rework of WIP Pouches to Finished goods

Product	Price Per Unit	Lot Size	Campaign	Yearly Volume
[***]	[***]	[***]	[***]	[***]
In case other bulk specifications and primary & secondary packaging specifications, or supplier prices, differ as opposed to the costs included in our calculations, prices will be re-calculated for that specific SKU. In this case a new pricelist will be provided for that SKU.
Packaging Materials

Component	Specifications	Supplied By
[***]	[***]	[***]
Detailed Packaging Process Description:
[***]

Extras
Lot Charge: $[***] per lot
Project Management Fee: $[***]
Cold Chain Controlled Drug Pallet Storage: $[***] per month per pallet
Validation
Validation cost including Serialization: $[***]
Price includes
Labour, Sharp supplied components, pallet handling, engineering, project management, line clearance including cleaning and batch change overs.
Price excludes
Bulk product, retain sample storage, analytical testing costs, and transportation.
Supplied by Customer
MSDS, Melamine and TSE/BSE statement on the bulk product.
Bulk products to Packaging Site, accompanied with Certificate Of Analysis and shipment list stating exact amount of bulk per container.

EXHIBIT B
CHANGE PARTS
Tooling: [***]
DESCRIPTION: [***]
Item One.
Tool Set: [***]
Item Two.
Tool Set: [***]
Item Three.
Tool Set: [***]
DESCRIPTION: [***]
Item Four.
Tool Set: [***]

EXHIBIT C
TERRITORIES
Global.